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                                                             EXHIBIT 99.5(b)(2)

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                           SARATOGA CAPITAL MANAGEMENT

                                       AND

                             ----------------------

                                  REGARDING THE

                          THE SARATOGA ADVANTAGE TRUST

AGREEMENT made this ____day of ________, 1994 between Saratoga Capital Management, a Delaware general partnership (the "Manager") and _______________, a corporation organized under the laws of the State of __________ (the "Advisor").

WHEREAS, the Manager has entered into a Management Agreement (the "Manager's Agreement") with The Saratoga Advantage Trust (the "Trust"), an open-end investment company organized in series form with at least seven (7) separate portfolios, one of which is the ___________(the "Portfolio"), a diversified portfolio, pursuant to which the Manager furnishes continuous investment advice and direction; and

WHEREAS, the Manager's Agreement provides that the Manager may, at its own expense, contract for such advisory and research services as it deems necessary or desirable to fulfill such obligations; and

WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940;
and

WHEREAS, the Manager desires to retain the Advisor to provide continuous investmentment and direction concerning the Portfolio and the Advisor is willing to provide such management;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Manager and the Advisor as follows:

      1. Appointment. The Manager hereby retains the Advisor to manage the Portfolio,

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subject to the provisions of the Trust registration statement and the
Portfolio's prospectus and overall supervision by the Manager and the Trust's Board of Trustees. The Manager will continue to have general responsibility for all services to be provided to the Trust pursuant to the Manager's Agreement and will oversee and review the Advisor's performance of its duties under this Agreement. The day-to-day management of the Porfolio's assets will be the responsibility of the Advisor.

      2. Expenses. The Advisor assumes as its own expense, or agrees to pay the cost of all services provided by it pursuant to Paragraph 1, above, provided that it will not be responsible for any expenses specifically assumed by the Trust pursuant to the Manager's Agreement. The Advisor will, for all purposes herein, be deemed to be an independent contractor and will, except as expressly provided or authorized (herein or otherwise) have no authority to act for or on behalf of the Trust in any way or otherwise be deemed to be an agent of the Trust.

      3. Investment Activities.

            (a) The Advisor will direct the investment of the Portfolio's assets on a discretionary accordance with applicable law and the investment objectives, policies and restrictions set forth in the then-current Prospectus and Statement of Additional Information relating to the Portfolio contained in its Registration Statement under the Investment Company Act of 1940 and the Securities Act of 1933, as amended; in accordance with the investment objectives, policies and restrictions from time to time provided by the Board of Trustees of the Trust (the "Board"), and communicated by the Manager to the Advisor and; subject to such further reasonable limitations as the Manager may from time to time impose by written notice to the Advisor. The Advisor hereby acknowledges that it has carefully reviewed the Prospectus, Statement of Additional Information, Declaration of Trust and By-laws, if any, of the Trust and it agrees that it will make investments solely for the purpose of achieving the stated investment objectives of the Portfolio.

            (b) The Advisor hereby specifically acknowledges and represents:

                  (i) The Advisor has provided the Manager with full information regarding the historical track record of investment performance.

                  (ii) The Advisor has carefully reviewed the portions of the Prospectus and Statement of Additional Information stating the Advisor's historical track record of investment performance and investment methodology and that all representations made therein are accurate and true and there are no material omissions.


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                  (iii) The Advisor will direct the investment of the Porfolio's assets in the same manner in which the Advisor has directed the investment of the assets which produced the historical track record of investment performance as stated in the Prospectus and Statement of Additional Information. The Advisor represents that nothing contained in Paragraph 3(a) or elsewhere in this Agreement, the Prospectus, or the Statement of Additional Information is inconsistent with the Advisor directing the investment of the Portfolio's assets in said manner.

            (c) The Advisor will place orders to purchase and sell securities (and where appropriate commodity futures contracts and other investments) for the Porffolio.

      4. Brokerage.

            (a) The Advisor agrees that it will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with brokers or dealers by it in accordance with the standards specified in Subparagraphs 4(b) and 4(c) below. The Advisor may place orders for the Portfolio with affiliates or interested parties of the Trust or the Manager in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

            (b) In placing orders with brokers and dealers, the Advisor will use its best efforts to best overall terms available. In assessing the best overall terms available for portfolio transaction, the Advisor will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

            (c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Advisor may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust.

      5. Compensation.

            (a) As compensation for services performed and costs assumed hereunder, the Manager agrees to pay the Advisor a fee that is computed daily and paid monthly at the annual rate


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of _________ basis points per annum on net assets (the "Portfolio Advisory
Fee"), reduced in the same percentage as the Manager when the Manager reduces its fee to the Portfolio.

            (b) The Portfolio Advisory Fee shall accrue as of the date that the Portfolio commences investment operations. Upon any termination of this Agreement the Advisory Fee will cease to accrue as of the termination date specified in the notice of termination to the Advisor. Accrued Portfolio Advisory Fees will be paid to the upon receipt by the Manager of its fees for the same accrual period from the Portfolio.

            (c) For the purpose of determining fees payable to the Advisor, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and/or the Statement of Additional Information.

      6. Duration and Termination.

            (a) This Agreement will become effective as of the date hereof and, unless sooner terminated as herein provided, shall remain in effect for two years from said date subject to the approval of the Trust's shareholders. Thereafter, this Agreement will continue in effect from year to year, subject to its termination provisions and all other terms and conditions hereof if such continuation shall be specifically approved at least annually by the Board and by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party or by vote of a majority of the outstanding voting securities of the Trust. The Advisor shall furnish to the Manager or the the Board, promptly upon request, such information as may reasonably be necessary to the Board, promptly upon request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

            (b) This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged by the Advisor without the affirmative vote of a majority of the outstanding voting securities of the Trust. The Manager may immediately terminate this Agreement without notice to any party in the event of its assignment by the Advisor.

            (c) This Agreement may be terminated at any time, without the payment of any penalty, by the Manager, by the Board or by vote of a majority of the outstanding voting securities of the Trust, upon written notice to the Advisor. This Agreement may be terminated by the Advisor upon 100 days written notice to the Manager and the Trust.


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      7. Information to be Provided to the Manager and the Trust.

            (a) The Advisor will keep the Manager and the Trust immediately informed of all developments materially affecting the Portfolio, the Advisor's ability to direct the investment of the Portfolio and/or the perception of the Advisor as an appropriate source of investment advice and shall, on the Advisor's own initiative, fumish immediately to the Manager and the Trust such information as is appropriate for this purpose.

            The information deemed appropriate for the purpose of this Subparagraph includes, but is not limited to, any matters with regard to: the personnel of the Advisor, the investment or discipline of the Advisor, the financial condition of the Advisor, the historical investment performance of the Advisor, changes or amendments to any federal, state, or local registration statements or other licensing documents, the securities of the Portfolio and all matters reasonably related to the Manager's retention of the Advisor.

            (b) The Advisor agrees that it will immediately notify the Manager and the Trust in the event that the Advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Advisor has provided the information about itself set forth in the Trust's Registration Statement and has reviewed the entire description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager and the Trust's Administrator immediately of any material fact known to the Advisor respecting or to the Advisor that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

            (c) The Advisor represents that it is an investment adviser registered under the Investment Advisers Act of 1940 and other applicable laws and that the statements contained in the Advisor's registration under the Investment Advisers Act of 1940 on Form ADV, as of the date hereof, are true and correct and do not omit any material facts required to be stated therein or necessary in order to make the statements therein not misleading. The Advisor agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form and to timely provide the Manager with an amended or changed copy whenever such required to be filed. The Advisor acknowledges that it is an "investment


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advisor" 'to the portfolio within the meaning of the Investment Company Act of
1940 and the Investment Advisers Act of 1940.

            (d) The Advisor will make available promptly upon the Manager's request such as the Manager may reasonably use in discharging its duties under the Manager's Agreement, which reports may be distributed by the Manager to the Board. A representative of the Advisor will attend, at the request of the Manager, regular quarterly meetings of the Board, meetings of the Trust's shareholders and special meetings upon reasonable notice.

            (e) The Advisor will maintain and keep current and preserve on behalf of the Trust all records required by the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, as well as those that may be required by the Investment Advisors Act of 1940, the Intemal Revenue Code, applicable and state securities laws and laws of foreign countries and juridical subdivisions, in the manner provided by such laws or regulations and such additional records as required by the Manager. The Advisor acknowledges that such records are the property of the Trust and will be surrendered to the Trust promptly upon request. The Manager agrees to furnish to the Advisor at its principal office all prospectuses, proxy, statements, reports to stockholders, sales reports and any other information relative to management of the assets or organization and qualifications of the Trust.

      8. Services to Other Companies or Accounts.

            (a) It is understood that the services of the Advisor are not exclusive, and nothing in this Agreement shall prevent the Advisor from providing investment management or similar services or from engaging in other activities, except as provided in Subparagraphs 8(b), 8(c), and 8(d) below.

            (b) The Advisor agrees that, during the term of this Agreement, neither it nor any of its affiliated persons (as defined in the Investment Company Act of 1940) shall accept retention as an investment advisor, investment subadvisor, investment manager, or similar service provider to any investment company registered under the Investment Company Act of 1940 nor any investment firm that seeks to market an asset allocation program similar in nature to the Trust.

            (c) In the event that the Advisor voluntarily terminates this Agreement, the Advisor agrees that neither it nor any of its affiliated persons (as defined in the Investment Company Act of 1940) shall for a period of one (1) year after the termination of this Agreement accept or solicit


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any assets, accounts, or clients of the Trust for any purpose whatsoever.

            (d) In the event that the Advisor is terminated by the Manager, the Advisor agrees either it nor any of its affiliated persons (as defined in the Investment Company Act of 1940) shall accept or solicit any assets, accounts, or clients of the Trust for any purpose whatsoever for a period of one (1 ) year from the termination of this Agreement.

            (e) The provisions set forth in Subparagraphs 8(a), 8(b), 8(c), and 8(d) above shall not apply to the continuation of any contractual relationship to which the Advisor is a party that is in effect on the date of this Agreement and that is disclosed in writing to the Manager prior to the execution of this Agreement.

            (f) When the Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Advisor recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary duty to the Trust, such transactions will be executed on a basis that is fair and equitable to the Trust.

      9. Miscellaneous.

            (a) The Advisor shall not be liable for any investment loss suffered by the Portfolio in connection with matters to which this Agreement relates, except in the case of the Advisor's negligence, actual misconduct or violation of any applicable statute; provided, however, that this limitation shall not act to relieve the Advisor from any responsibility, or duty which the Advisor may have under any federal or state securities acts or other applicable statutes.

            (b) Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act, to rules, regulations or the Securities and Exchange Commission validly issued pursuant to said Act and interpretations thereof, if any, by the United States courts. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by
Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.


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            (c) The Manager shall indemnify and hold harmless the Advisor, its officers and directors and each person, if any, who controls the Advisor within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnifed Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of misfeasance, bad faith or negligence in the performance of its duties or by reason of disregard of its obligations and duties under this Agreement; nor (ii) is the Manager to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Advisor or such controlling persons.

            The Advisor shall indemnify and hold harrnless the Manager and the Trust and each of their directors and officers and each person, if any, who controls the Manager and the Trust against any loss, liability, claim, damage or expense described in the foregoing idemnitfy but only with respect to the Advisor's misfeasance, bad faith or negligence in the performance of its duties under this Agreement. In case any action shall be brought the Manager or any person so indemnified, in respect of which indemnity may be sought against the Advisor, the Advisor shall have the rights and duties given to the Advisor by the provisions of Subsections (i) and (ii) of this Subparagraph.

            (d) Except as otherwise provided in Subparagraph 9(b) hereof, and as may be required under applied federal law, this Agreement shall be governed by the laws of the State of New York.

            (e) The Advisor acknowledges that the name of the Trust may be changed at any time at the sole discretion of the Trustees and that such change will in no way effect the obligations of the Advisor under this Agreement.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by theirr respective officers thereunto duly authorized and their respective corporate seals, if any, to be hereunto affixed, as of the day and year first written.

                                   SARATOGA CAPITAL MANAGEMENT


Attest:                            By:
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Attest:                            By:
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